UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LINCOLNWAY ENERGY, LLC

NOTICE OF ANNUAL MEETING OF MEMBERS
to be held on March 5, 2018

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of the Members (the “2018 Annual Meeting”) of Lincolnway Energy, LLC (the “Company”) will be held at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, on Monday, March 5, 2018, commencing at 6:30 p.m.  The purposes of the 2018 Annual Meeting are to:

(1)	Elect three (3) directors to serve until the 2021 Annual Meeting of Members or until their successors shall be elected and qualified;

(2)	Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018; and

(3)	Transact such other business as may properly come before the meeting and any adjournment thereof.

The foregoing items are more fully described in the accompanying Proxy Statement.  Only members of record on January 23, 2018 are entitled to notice of, and to vote at, the 2018 Annual Meeting or any adjournment or postponement of the meeting.  Each unit is entitled to one vote on all matters presented at the 2018 Annual Meeting.

Your vote is very important and our directors desire that all members be present or represented at the 2018 Annual Meeting.  Even if you plan to attend in person, please sign, date and return the proxy card located on our website at www.lincolnwayenergy.com, or included in the printed proxy materials mailed to you if you requested printed materials, at your earliest convenience so that your units may be voted.  If you decide to attend the 2018 Annual Meeting in person, you retain the right to vote even though you mailed the enclosed proxy card.  The proxy card must be signed by each registered member of record for the units voted.

By Order of the Directors,

William Couser,
Secretary
Nevada, Iowa
January 23, 2018

Important Notice Regarding the Availability of Proxy Materials
for the Member Meeting To Be Held on March 5, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2018 Annual Meeting of Members of Lincolnway Energy, LLC are available on the internet.  This communication presents only an overview of the more complete proxy materials that are available on the internet or by mail (upon request).  We encourage you to access and review all of the important information contained in the proxy materials before voting.  The items to be voted on and location of the 2018 Annual Meeting of Members are set forth below. In addition, we will separately mail to you the proxy card ten (10) days after the date of this notice in accordance with applicable rules.  YOUR VOTE IS VERY IMPORTANT.

Notice of Annual Meeting:

The 2018 Annual Meeting of Members of Lincolnway Energy, LLC (the “2018 Annual Meeting”) will be held at the Holiday Inn Ames Conference Center, 2609 University Blvd., Ames, Iowa, on Monday, March 5, 2018, commencing at 6:30 p.m.  Only members who own units as of January 23, 2018 (the “Record Date”) are entitled to notice of, and to vote at, the 2018 Annual Meeting and any adjournment thereof.  If you attend the 2018 Annual Meeting, you may nevertheless revoke your proxy and vote in person even though you previously mailed the proxy card as discussed in more detail in the proxy materials. This notice also constitutes notice to our members of the 2018 Annual Meeting as required under our Second Amended and Restated Operating Agreement dated November 10, 2010, as amended March 4, 2013 and March 3, 2016 (the “Operating Agreement”).  Members as of the Record Date are encouraged and cordially invited to attend the 2018 Annual Meeting.  If you need directions to the meeting location, call Lincolnway Energy at (515) 232-1010.

Proposals to be voted on at the 2018 Annual Meeting are listed below:

1.
Elect three (3) directors to serve until the 2021 Annual Meeting of Members or until their successors shall be elected and qualified with the following individuals as the director nominees:  William Couser, Rick Vaughan, Terrill Wycoff and Timothy Gibbons;

2.	Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018; and

3.	Transact such other business as may properly come before the meeting and any adjournment thereof.

On Proposal 1, because there are three director positions up for election at the 2018 Annual Meeting and four director nominees, our directors are not making any voting recommendation on Proposal 1. On Proposal 2, our directors recommend that you vote “FOR” the ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018.

Instructions for Accessing the Proxy Materials and Requesting a Paper or E-mail Copy

The following proxy materials are available at www.lincolnwayenergy.com:

☑	Notice of the 2018 Annual Meeting	☑	The 2018 Proxy Statement and a Letter from our President
☑	The 2017 Annual Report	☑	A proxy card for the 2018 Annual Meeting

You may access the proxy materials and proxy card online by visiting www.lincolnwayenergy.com  and clicking on the “Investors” tab.  Once you have carefully reviewed all of the proxy materials, please print off the proxy card, complete it and mail it to the Lincolnway Energy principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201, ATTN: Kay Gammon. Your proxy card must be received at the principal office before 3:00 p.m. on March 5, 2018 in order to be valid.   Please print your name clearly below your signature on the proxy card.

You will not receive a paper or e-mail copy of the proxy materials unless you request one. There is no charge to you for requesting a copy.  Please make your request for a copy on or before February 21, 2018 to facilitate timely delivery.  You can make a request by contacting Lincolnway Energy by telephone at (515) 232-1010 or by e-mail at info@lincolnwayenergy.com.   You should indicate in your request if the request is for just the 2018 Annual Meeting or for all future member meetings.